Exhibit 99.1

Amazon Partners with Affirm to Deliver Pay-Over-Time Option at Checkout

SAN FRANCISCO – August 27, 2021 – Affirm (NASDAQ: AFRM), the payment network that empowers consumers and helps merchants drive growth, today announced that its flexible payment solution will soon be available to Amazon.com customers at checkout. Amazon and Affirm are testing with select customers now, and in the coming months, Amazon plans to make Affirm more broadly available to its customers.

As a result of Amazon and Affirm's partnership, select Amazon customers now have the option to split the total cost of purchases of $50 or more into simple monthly payments by using Affirm. Approved customers are shown the total cost of their purchase upfront and will never pay more than what they agree to at checkout. As always, when choosing Affirm, consumers will not be charged any late or hidden fees.

“By partnering with Amazon we’re bringing the transparency, predictability and affordability that Affirm provides today to the millions of people who shop on Amazon.com in the U.S.,” said Eric Morse, Senior Vice President of Sales at Affirm. “Offering Affirm’s alternative to credit cards also delivers more of the payment choice and flexibility consumers on Amazon want.”

About Affirm

Affirm’s mission is to deliver honest financial products that improve lives. By building a new kind of payment network — one based on trust, transparency and putting people first — we empower millions of consumers to spend and save responsibly, and give thousands of businesses the tools to fuel growth. Unlike credit cards and other pay-over-time options, we show consumers exactly what they will pay up front, never increase that amount, and never charge any late or hidden fees. Follow Affirm on social media: LinkedIn | Instagram | Facebook | Twitter.

Press Contacts

Affirm

press@affirm.com

(650)398-2715

Payment options through Affirm are subject to eligibility, and are provided by these lending partners: affirm.com/lenders. CA residents: Loans by Affirm Loan Services, LLC are made or arranged pursuant to California Finance Lender license 60DBO-111681.

Cautionary Note About Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties. All statements other than statements of historical fact are forward-looking statements, including statements regarding Amazon’s plans to make Affirm’s payment solution available to Amazon customers, statements regarding the timing of Amazon making Affirm’s payment solution available to Amazon customers, and statements regarding the future success of Affirm’s relationship with Amazon and Amazon customers. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause Affirm's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Risks, uncertainties and assumptions include factors relating to: Affirm's need to attract additional merchants and consumers and retain and grow its relationships with existing merchants, including Amazon, and consumers; Affirm’s need to maintain a consistently high level of consumer satisfaction and trust in its brand; the concentration of a large percentage of Affirm’s revenue with a single merchant partner; Affirm’s ability to sustain its revenue growth rate or the growth rate of its related key operating metrics; the highly competitive nature of Affirm’s industry; the terms of Affirm’s agreements with its originating bank partners; Affirm’s existing funding arrangements that may not be renewed or replaced or its existing funding sources that may be unwilling or unable to provide funding to it on terms acceptable to it, or at all; Affirm’s ability to effectively underwrite loans facilitated through its platform and accurately price credit risk; the performance of loans facilitated through Affirm’s platform; changes in market interest rates; Affirm’s ability to grow effectively through acquisitions or other strategic investments or alliances, including its partnership with Amazon; and other risks that are described in Affirm’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021 and in its other filings with the U.S. Securities and Exchange Commission.